UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 3, 2008
(Date of earliest event reported)

THOMAS & BETTS CORPORATION
 (Exact Name of Registrant as Specified in Its Charter)

Tennessee
(State or Other Jurisdiction of Incorporation)

1- 4682	22-1326940
(Commission File Number)	(IRS Employer Identification No.)
8155 T&B Boulevard Memphis, Tennessee 38125
(Address of Principal Executive Offices) (Zip Code)

(901) 252-8000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02     DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

(d)	On June 3, 2008, the Board of Directors of the Company (the “Board”) appointed Mr. Rufus H. Rivers as a new director. Mr. Rivers is a Managing Director of RLJ Equity Partners, LLC.

Mr. Rivers’ initial term will expire on the date of the Company’s annual shareholder meeting in 2009. Mr. Rivers was appointed to serve on the Audit Committee of the Board.

On May 7, 2008, the Nominating and Governance Committee of the Board approved the 2008-09 Director Fee Schedule. Pursuant to the schedule, Mr. Rivers will receive an Annual Retainer of $40,000, Board Meeting Fee of $2,000, and Committee Meeting Fee of $1,500.

Also, pursuant to the 2008-09 Director Fee Schedule, on June 3, 2008, Mr. Rivers was granted a restricted stock award of 1,210 shares subject to a one year restriction and an outright grant of 1,210 unrestricted shares. The fair value of Thomas & Betts Corporation’s stock on June 3, 2008 was $41.31.

The Company issued a press release on June 5, 2008 announcing Mr. Rivers’ appointment to the Board. A copy of the Company’s press release is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

99.1	Press Release dated June 5, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Thomas & Betts Corporation
(Registrant)

By: /s/ W. David Smith, Jr.
W. David Smith, Jr.
Assistant General Counsel and Assistant Secretary

Date:	June 5, 2008

Exhibit Index

Exhibit	Description of Exhibit

99.1	Press Release dated June 5, 2008.